REAL ESTATE


                               PURCHASE AGREEMENT




                          SELLER:  ACI Financing, L.L.C.


                          BUYER:   SGD Investments, Inc.




                                October 15, 2002


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                                TABLE OF CONTENTS
                                                                           Page

ARTICLE I   PROPERTY AND PURCHASE PRICE.......................................1
  1.1  Property...............................................................1
       A. Land................................................................1
       B. Improvements........................................................1
       C. Personal Property...................................................1
       D. Tenant Leases.......................................................2
       E. Plans and Studies...................................................2
       F. Marketing Information...............................................2
  1.2  A. Purchase Price......................................................2
       B.       Earnest Money.................................................2
       C.       Wire of Purchase Price........................................2
       D.       Closing.......................................................3
  1.3  A. Excluded Liabilities................................................3
  1.3  A. Excluded Liabilities................................................3
  1.4  Tax Deferred Exchange..................................................4

ARTICLE II  TITLE, SURVEY AND INSPECTIONS.....................................4
  2.1  A. Title...............................................................4
       B. Survey..............................................................4
       C. Title and Survey Objections; Cure...................................4
  2.2  Buyer Inspection.......................................................5
       A. Inspection Rights and Duties........................................5
       B. Due Diligence Period................................................6
       C. Seller Furnished Information........................................6

ARTICLE III SELLER'S REPRESENTATIONS..........................................9
  3.1  Seller's Representations...............................................9
       A. Violations..........................................................9
       B. Special Assessments.................................................9
       C. Ad Valorem Tax......................................................9
       D. Litigation..........................................................9
       E. Adverse Parties.....................................................9
       F. Foreign Person......................................................9
       G. Title...............................................................9
       H. Right and Power.....................................................9
       I. Liens..............................................................10
       J. Hazardous Waste....................................................10
       K. Service Contracts..................................................10
       L. Personal Property..................................................11
       M. Access.............................................................11
       N. Copies.............................................................11
       O. Circumstances......................................................11
       P. Tenant Leases......................................................11
       Q. Seller's Performance...............................................11
       R. Closing Representations............................................11
  3.2  Buyer's Representations...............................................12

                                                                           Page
ARTICLE IV  PRECLOSING AND CLOSING...........................................12
  4.1  Operation of Subject Property.........................................12
  4.2  Risk of Loss..........................................................12
  4.3  Condemnation..........................................................13
  4.4  Seller's Closing Obligations..........................................13
  4.5  Buyer's Closing Obligations...........................................14
  4.6  Conditions to Closing.................................................14
       A. Buyer's Conditions.................................................14
       B. Seller's Conditions................................................15
       C. Effect of Closing..................................................15
  4.7  Additional Instruments................................................16
  4.8  General Warranty of Title.............................................16
  4.9  Title Insurance.......................................................16
  4.10 Taxes.................................................................16
  4.11 Income and Expense Proration..........................................16
  4.12 Closing Costs.........................................................17
       A. Seller.............................................................17
       B. Buyer..............................................................17
  4.13 Possession............................................................17
  4.14 Assumption of Operating Agreements....................................17
  4.15 Remedies..............................................................17
       A. Seller's Default...................................................17
       B. Buyer's Default....................................................18
  4.16 Wood-Destroying Insects...............................................18
  4.17 Reimbursement of Expenses.............................................18

ARTICLE V  MISCELLANEOUS PROVISIONS..........................................18
  5.1  Mutual Indemnification................................................18
  5.2  Environmental Indemnity...............................................19
  5.3  Confidentiality.......................................................19
  5.4  Assignment............................................................20
  5.5  Governing Law.........................................................20
  5.6  Parties...............................................................20
  5.7  Entire Agreement......................................................20
  5.8  Attorneys' Fees.......................................................20
  5.9  Time..................................................................20
  5.10 Brokers...............................................................20
  5.11 No Merger.............................................................21
  5.12 Notices...............................................................21
  5.13 Holidays..............................................................21
  5.14 Section Headings......................................................21
  5.15 Counterparts..........................................................21
  5.16 Interpretation........................................................21
  5.17 Best Knowledge of Seller..............................................21
  5.18 Facsimile Signatures and Initials.....................................22
  5.19 Interest Earned on Earnest Money......................................22
  5.20 Amendment.............................................................22
  5.21 Pending Litigation....................................................22
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SCHEDULES:

    Schedule 1.1A     Legal Description

    Schedule 2.2B     Estoppel Certificate

    Schedule 3.1K     Leases, Licenses and Service Contracts

    Schedule 3.1P     Tenant Leases

    Schedule 4.4A     Special Warranty Deed

    Schedule 4.4D     Bill of Sale

    Schedule 4.4E Assignment of Service Contracts, Warranties, Governmental Approvals and Trade Names

    Schedule 4.4F     Assignment and Assumption of Tenant Leases

    Schedule 4.4G     Non-Foreign Affidavit for Entity Transfer

                               PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT ("Agreement") is made and entered into this 15th day of October, 2002, by and between SGD INVESTMENTS, INC., a Nebraska corporation (the "Buyer"), and ACI FINANCING, L.L.C., a Nebraska limited liability company (the "Seller").

     WHEREAS, Seller is the owner of certain real estate and improvements generally known as the ACI Office Building located at 330 South 108th Avenue, Omaha, Nebraska, as more particularly described below;

     WHEREAS, Seller intends to sell to Buyer, and Buyer intends to purchase from Seller, such property together with all improvements, tangible personal property, leases, plans and specifications, marketing information, and warranties, all on and subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

                                    ARTICLE I
                           PROPERTY AND PURCHASE PRICE

     1.1 Property. Seller shall sell to Buyer, and Buyer shall purchase from Seller, upon and subject to the terms and provisions hereof, the Subject Property, as hereafter defined, and all and singular the rights, privileges, advantages, and appurtenances belonging or in any way appertaining to the Subject Property, including all right, title, and interest of Seller, reversionary or otherwise to all easements upon the Subject Property and all buildings, leasehold rights, roads, alleys, waters, wastewater capacity or reservations, mineral, oil and gas rights (if any), streets, or rights-of-way bounding the Subject Property (to the centerline thereof), and rights of ingress and egress thereto, and all other interests in strips and gores owned by Seller, if any, on or immediately abutting the Subject Property. A nonexclusive listing of such Subject Property includes the following:

          A. Land. That certain tract or parcel of land being more particularly described on Schedule 1.1A attached hereto and made a part hereof for all purposes, together with all water, wastewater capacity, or reservations, mineral, oil and gas rights thereon and thereunder, and all rights of Seller in and to any easements, rights of way, covenants and abutting roads or streets related thereto (the "Land");

          B. Improvements. Those certain improvements located on the tract of land identified on Schedule 1.1A consisting of an approximately 70,000 square foot, single story office building, which improvements shall be referred to herein as the "Improvements";

          C. Personal Property. Seller's interest in any and all personal property currently located at the Improvements, including but not limited to all signage, office equipment, tools, maintenance equipment, books, records, manufacturers' warranties (including, without limitation, roof warranties) furniture, furnishings, fittings, appliances, fixtures, plumbing, maintenance supplies in reasonable quantities, heating and air conditioning systems affixed to or situated upon or used in the operation of the Land and Improvements, intangible personal property relating to the Land and Improvements(including without limitation, goodwill, telephone numbers and business name) other than the personal property of any tenant or of any of Seller's independent contractors (the "Personal Property");

          D. Tenant Leases. Seller's interest in all leases with tenants (the "Tenants") now or hereafter occupying space in the Improvements or otherwise having rights with respect to the use of the Land or the Improvements (the "Tenant Leases"), and in all security, advance rental, or other deposits actually received by Seller under the Tenant Leases;

          E. Plans and Studies. To the extent in existence, a copy of all site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, environmental studies, floor plans, landscape plans, and other plans, diagrams or studies of any kind, if any, now in Seller's possession which relate to the Land, the Improvements or the Personal Property; and

          F. Marketing Information. All leasing brochures, market studies, and other materials in Seller's possession relating to the operation of the Improvements, provided that material which in Seller's reasonable opinion constitutes a part of the Seller's continuing business operations or financial records may be retained by Seller if Seller gives Buyer legible copies of same.

          The Land, Improvements, Tenant Leases, Personal Property, Marketing Information and other property described above shall be referred to collectively as the "Subject Property."

          1.2 A. Purchase  Price.  The total  purchase price shall be the sum of
Seven   Million  Nine   Hundred   Seventy-five   Thousand  and  No/100   Dollars
($7,975,000.00) (the "Purchase Price").

          B. Earnest Money. Buyer shall deposit in a separate interest bearing account with Assured Quality Title Co., 1001 Walnut, Kansas City, Missouri 64105 (the "Title Company"), as Earnest Money, the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) (the "Earnest Money") concurrent with the execution hereof.

          The Earnest Money shall be placed in an insured interest-bearing account by Title Company with all interest accruing thereon for the benefit of Buyer. Upon consummation of this transaction, the Earnest Money, together with all interest accruing thereon, shall either be credited against the purchase price or returned to Buyer, at Buyer's election. In the event this Agreement is terminated by the party granted such right of termination (for any reason expressly provided hereunder) the Earnest Money shall be delivered to Buyer or Seller, as provided herein, and any accrued interest on such Earnest Money shall be delivered to the Buyer. Without limiting the generality of the foregoing, the Earnest Money shall be returned to Buyer in the event the transaction fails to close due to non-satisfaction of any conditions to Buyer's obligation under
Section 4.6A.

          C. Wire of Purchase Price. Buyer shall (unless the Agreement has been previously terminated) wire transfer the balance of the cash portion of the Purchase Price to the Title Company for the benefit of Seller as of the Closing. Such cash portion of the Purchase Price shall be reduced in the amount of the Secured Indebtedness assumed by Buyer.

          D. Closing. The date that this Agreement is fully executed by all parties and deposited with the Title Company shall constitute the "Effective Date" of this Agreement. Closing shall take place at 10:00 a.m. on the tenth
(10th) day following the later of (i) Buyer's approval of the Subject Property and expiration of the "Due Diligence Period" as defined below, (ii) satisfaction of all conditions precedent, or (iii) written approval by Lender (as defined below) for the assumption of the Secured Indebtedness, in the offices of the Title Company or at such other location mutually agreeable to aforementioned Seller and Buyer. In any event, if Closing shall not have occurred by December 5, 2002, then Seller or Buyer may immediately terminate this Agreement, provided such party is not in default hereunder. Upon termination of this Agreement, the Earnest Money shall be returned to the party entitled thereto as set forth in this Agreement, and the parties shall have no further duties or obligations hereunder, except those duties and obligations that survive such termination as expressly agreed herein. Without limiting the foregoing, in the event of termination of this Agreement by Seller for failure to close by December 5, 2002, without default by Buyer, the Earnest Money, together with interest thereon, shall be returned to Buyer.

          1.3 A. Assumption of Secured Indebtedness. Subject to the conditions specified in this Agreement, and as part of the Purchase Price consideration of the sale and transfer of the Subject Property, Buyer will assume at the Closing and pay, discharge and perform when due the following indebtedness secured by the Subject Property:

               (i) The secured loan in the original principal amount of Four Million Three Hundred Thousand Dollars ($4,300,000.00) at an interest rate of 8.63% per annum made by Principal Commercial Funding, LLC ("Lender") on or about July 24, 2000, and maturing August 1, 2010, having a current estimated principal balance due thereunder of $4,200,000 (the "Secured Indebtedness").

          B. Excluded Liabilities. Except for the Secured Indebtedness, and contracts to be assumed pursuant to Section 4.14, Buyer will not assume, pay, discharge or otherwise be liable for any liabilities, claims, debts, damages, expenses and obligations, or portions thereof relating to the Subject Property as exist on the Closing Date or arise out of or relate to the ownership, operation or use of the Subject Property prior to Closing, whether known or unknown, contingent, absolute, liquidated or unliquidated, disputed and undisputed or otherwise, including without limitation any of the following liabilities or obligations (herein referred to as "Excluded Liabilities"):

               (i) Any of Seller's liabilities or obligations under this Agreement contemplated hereby.

               (ii) Any of Seller's liabilities or obligations for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation (or preparation for the consummation) of the transactions contemplated hereby, including without limitation attorneys' and accountants' fees.

               (iii) Except with respect to prorated real estate taxes as set forth in Section 4.10, any federal, state, local or foreign taxes, charges, fees, levies, special assessments, penalties or other assessments imposed by any United States, local or foreign taxing authority or any agency thereof, including any interest, penalties or additions thereto that are attributable to any period prior to or including the Closing Date related to the Subject Property, operations or assets of Seller.

               (iv) Any environmental liabilities (including without limitation personal injury, property damages and liabilities relating to cleanup, remediations or activities required by governmental regulators) related to the ownership or operation of the Subject Property on or before the Closing Date.

     1.4 Tax Deferred Exchange. The parties acknowledge that Seller may desire to effectuate a like-kind exchange pursuant to the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") with regard to the Subject Property, which may require the use of a qualified intermediary or escrow account. The parties agree to cooperate reasonably in connection therewith, provided qualification for Section 1031 treatment shall be solely the responsibility of Seller, and Buyer shall not be responsible for such qualification, and provided further, that such like-kind exchange shall in no event (i) have an adverse impact upon Buyer or the Subject Property, (ii) result in any additional expense to Buyer, or (iii) cause a delay in the Closing. Seller agrees to indemnify, defend and hold Buyer harmless from any expenses, liabilities or claims arising from or related to such like-kind exchange, including the actions or inactions of any intermediary or escrow agent utilized in connection therewith.

                                   ARTICLE II
                          TITLE, SURVEY AND INSPECTIONS

     2.1 A. Title. Within ten (10) days from the Effective Date of this Agreement, Seller shall furnish Buyer with a Commitment, through Assured Quality Title Co., for an Owner's Title Insurance Policy for the Subject Property (the "Commitment"), with the Commitment to be in the full amount of the Purchase Price, together with legible copies of all instruments mentioned therein as exceptions to good and indefeasible title. The Commitment shall provide for full extended coverage over all exceptions (including deleting the area and boundary survey exception, with Buyer solely responsible for the cost of deleting the survey exceptions). The Commitment shall further provide a zoning endorsement, or if such zoning endorsement shall not be available, Seller shall furnish zoning letters regarding the Subject Property during the Due Diligence Period, which zoning letters shall be in form and content reasonably acceptable to Buyer. Buyer shall be entitled to obtain such other endorsements (at Buyer's cost) as Buyer deems reasonably necessary. Buyer shall prior to the expiration of the Due Diligence Period (provided the Commitment is furnished to Buyer in accordance with the above time frame), notify Seller in writing of any matters or exceptions to the title which are unacceptable to Buyer (the "Objection Notice").

          B. Survey. Within ten (10) days from the Effective Date hereof, Seller agrees to obtain and furnish to Buyer any existing surveys of the Subject Property ("Survey"). Buyer shall, prior to the expiration of the Due Diligence Period (provided the Survey is furnished in accordance with the above time frame) notify Seller in writing of any matters or exceptions (the "Survey Exceptions") to the Survey which are unacceptable to Buyer.

          C. Title and Survey Objections; Cure. If Buyer fails to notify Seller in writing of any matters or exceptions, whether from the Commitment or the Survey, which are unacceptable to Buyer prior to the expiration of the Due Diligence Period (provided the Commitment and Survey are provided to Buyer during the periods set forth above), such exceptions shall be deemed accepted by Buyer and shall constitute permitted exceptions (hereinafter collectively with the Secured Indebtedness, the
"Permitted Exceptions"), and Buyer's right to request Seller to cure such exceptions shall be deemed waived by Buyer. If, however, any exceptions or matters are unacceptable to Buyer (in Buyer's sole discretion) and Buyer notifies Seller in writing of such fact prior to the expiration of the Due Diligence Period, Seller shall exercise reasonable efforts to cure such matters at least two (2) days prior to the scheduled Closing, or if necessary extend the scheduled Closing for up to five (5) days to complete such cure. Notwithstanding anything to the contrary contained in the Agreement, in no event shall any title or survey exception, objection or other matter to which Buyer has provided a notice constitute a Permitted Exception, unless cured to Buyer's satisfaction in Buyer's sole and absolute discretion, or waived in writing by Buyer.

          If Seller notifies Buyer in writing that Seller is unable to remove such unacceptable exceptions, or if Seller fails or refuses to cure said unacceptable exceptions within the time period provided, Buyer may, as Buyer's sole and exclusive remedies, either (i) terminate this Agreement by giving Seller written notice thereof, in which event the Earnest Money shall be returned to Buyer, and neither party shall have any further rights, duties, or obligations hereunder and this Agreement shall thereafter be null and void for all purposes; or (ii) elect to purchase the Subject Property subject to such unacceptable items or objections not so eliminated, modified, or cured, in which event the Purchase Price shall not be reduced. Buyer shall make such election upon the earlier of the time scheduled for Closing, or within two (2) business days of receipt of Seller's written notice that it is unable to remove the exceptions or that the exceptions cannot be removed or cured on commercially reasonable terms. Buyer's failure to provide written notice of such election in timely manner shall mean this Agreement shall be terminated in accordance with the preceding Section 2.1C(i).

          In no event shall the notices, actions to cure defects, or any other provisions of this Section 2.1C alter or modify the provisions regarding due diligence and the potential termination of this Agreement under Section 2.2B.

     2.2 Buyer Inspection.

          A. Inspection Rights and Duties. Pending Closing, Buyer, its employees, agents, attorneys, accountants, appraisers, architects, real estate advisors and engineers, may inspect the Subject Property during normal business hours and conduct studies and tests thereon. Buyer shall not unreasonably interfere with the tenant or Seller's business operations. All information acquired by or supplied to Buyer in connection with the Subject Property or any other operations of Seller shall be confidential and shall be disseminated only to the foregoing list of Buyer's agents for the purpose contemplated herein. Buyer hereby indemnifies and holds Seller harmless from and against any and all liabilities actually incurred, including, without limitation, any damage or injury to persons or property, resulting directly from studies, tests and/or inspections of the Subject Property by Buyer and/or its agents, employees, invitees and/or licensees and their agents, employees, invitees and/or licensees and any mechanics' or other liens, losses, costs, expenses or claims that may be filed or asserted against the Subject Property or Seller by such parties in relation to such inspection (which indemnification shall survive termination of this Agreement). However, in no event shall Buyer be liable for any environmental cleanup, remediation or other liability or obligation which arises with respect to any pollutants, contaminants or regulated substances which may be in, on, under or about the Property. Seller shall provide to Buyer, and its agents and representatives, immediate access to the Subject Property, and shall instruct its personnel to fully cooperate with and assist Buyer.

          B. Due Diligence Period. Buyer shall have a period commencing immediately and continuing for a period of thirty-five (35) days from the Effective Date hereof (the "Due Diligence Period") to conduct any inspections, tests, or investigations, including, but not limited to lease, operating expense and maintenance evaluations, feasibility studies, construction and engineering studies, soil and hazardous materials and hazardous substances tests, water and sewer capacity evaluations, and review of marketing materials, tax statements, insurance policies, rent rolls, supplier and service contracts and conduct any other study, test, investigation, or inspection which Buyer deems necessary, of or upon the Subject Property. Without limiting the foregoing, it is expressly agreed that Buyer shall have the right to engage in direct, full and unfettered discussions with all existing tenants at the Subject Property (to be conducted in Buyer's discretion outside the presence of any representatives of Seller); with the expectation of such discussions to include without limitation current lease terms, property condition and operations, future intent regarding renewals and occupancy, and the financial conditions of each such tenant. Buyer shall have the right to request (and Seller shall assist in seeking to obtain) a Tenant Estoppel Certificate from any existing tenants at the Subject Property, in the form of Schedule 2.2B, attached hereto. Seller shall instruct and cause all site personnel to cooperate fully with Buyer and its agents to accomplish and complete Buyer's due diligence as soon as possible. The Due Diligence Period shall be extended as deemed reasonably necessary by Buyer if Seller fails to deliver the Commitment and/or Survey within the time periods set forth in
Section 2.1. Buyer shall not disturb or unreasonably interfere with the tenant's use or occupancy of its premises. In the event that Buyer has not provided its written election to Seller prior to the end of the Due Diligence Period that Buyer desires to pursue the closing of the transaction as contemplated herein, this Agreement shall be deemed to be immediately terminated whereupon Buyer shall be entitled to the return of the Earnest Money, less the sum of One Hundred Dollars ($100.00) which shall be delivered to Seller. In the event of such a termination, neither Seller nor Buyer shall have any further rights or remedies against each other arising out of this Agreement.

          In no event shall Buyer's election, as evidenced by its notice to Seller pursuant to this Section 2.2B, constitute Buyer's approval of the title and survey items which are subject to separate objection by Buyer under Section
2.1 above and the Seller's correction of the same. Buyer's due diligence and inspections shall in no way dilute, amend or otherwise affect the representations and warranties of Seller (or Buyer's rights relating thereto) or the Conditions to Closing set forth in this Agreement.

          C. Seller Furnished Information. Within five (5) business days following the execution hereof, Seller shall deliver to Buyer the following materials to the extent such information is in the custody or control of Seller or reasonably available to Seller; provided, however, if any of the following materials shall not then be available, Seller during the Due Diligence Period shall provide such materials (as well as any updates of existing materials) within five (5) days following Seller's receipt of the same:

               (i) Copies of all Tenant Leases then in effect, with the original Tenant Leases available for inspection by Buyer at any time during the Due Diligence Period at the Subject Property;

               (ii) A statement setting forth with respect to each of the Tenant
     Leases: (a) the premises covered; (b) the date of the lease; (c) the name of the tenant, licensee or occupant; (d) the rents and other charges payable thereunder; (e) the rents or other charges, if any, in arrears or prepaid thereunder, and the period for which any such rents and other charges are in arrears, or have been prepaid, and any cost recoveries related thereto; (f) the amount of any security deposits thereunder; (g) options to renew or extend contained in the lease, if any; and (h) any free rent, concessions, allowances, rebates or refunds to which the tenant, licensee or occupant may have been or may be entitled;

               (iii) An inventory listing of the Personal Property, including without limitation office furniture, office equipment and maintenance equipment (the "Inventory");

               (iv) A list of all management, maintenance, supply or service contracts, leases, concessions or other agreements (oral or written) (the "Contract List") pertaining to the management, maintenance, operation or repair of the Subject Property, and a true and correct copy of each document included on the Contract List or description, if such agreement shall be oral;

               (v) A copy of all reports or studies  which in any way affect the
     Subject Property, including but not limited to environmental and/or asbestos reports or studies with respect to the Subject Property (or any portion thereof), all reports and studies related to water usage, sewage capacity and drainage of the Subject Property, soil reports, and previous appraisals of the Subject Property in Seller's possession or control, and any and all engineering reports, including structural, foundation, plumbing, electrical, mechanical and civil engineering reports;

               (vi) The as-built plans and specifications for the Subject Property that Seller or its agents have in their possession, if any, to be available for inspection of Buyer at the Subject Property;

               (vii) Except as otherwise received by Buyer with the Commitment, copies of any documents regarding easements, deed restrictions, covenants, conditions, side letters or other documents encumbering the Subject Property currently, or which to Seller's knowledge shall encumber the Subject Property in the future;

               (viii) Copies of utility availability and capacity letters from the appropriate utility authorities with respect to water, wastewater, electricity and gas utilities servicing the Subject Property;

               (ix) All cost and expense documents requested by Buyer relating to expenditures reported on the operating statements of the Subject Property, including, but not limited to, copies of utility and repair expenses for the immediately preceding three (3) full calendar years, and the months of the current calendar year, ending prior to the date hereof;

               (x) Copies of the most recent tax statements of the Land and Improvements and any related assessments, bills, invoices, notices of administrative hearings or litigation and copies of the tax statements of the Subject Property for the years 1999 and thereafter and all notices of assessed value or changes in proposed values and any and all correspondence with any tax advisors of Seller or any information regarding tax valuation appeals;

               (xi) Copies of the statements of income and expense for the calendar years ended 2000 and 2001 and for the calendar year 2002 to date (or the last month for which such statements have been prepared) and a copy of Seller's 2002 operating budget;

               (xii) Copies of any  governmental  licenses and permits,  special
     use,   nonconforming  use  and  zoning  variances  and  waivers,   and  any
     certificates of occupancy related to the Subject Property;

               (xiii) Copies of any and all bids or estimates obtained within the preceding three (3) years for any work to be done on site for either deferred maintenance or property improvements, including but not limited to, bids or estimates for carpentry, painting, roofing, electrical, plumbing, parking, fencing, furniture, equipment and signage, and any other records of work orders, maintenance, or warranties pertaining to the Subject Property during such period;

               (xiv) Copies of any incident reports, area or project criminal activity reports, insurance claims including details surrounding such claim, or information and materials regarding any incidents or events of a similar nature, but only if in the possession of Seller or its agents;

               (xv) Copies of all loan documents relating to the Secured Indebtedness, including without limitation, the promissory note, deed of trust and any guaranties, assignments or escrow agreements relating thereto, together with all amendments thereof, and any correspondence or other agreements with Lender relative thereto; and (xvi) Copies of current insurance policies relating to the Subject Property, together with a 2-year loss history report.

     2.3 Loan Assumption. During the Due Diligence Period, Buyer shall review documents regarding the terms of the Secured Indebtedness and, provided Buyer deems such terms acceptable, shall utilize its best efforts to promptly apply for and diligently pursue the assumption of the Secured Indebtedness. In connection therewith, Buyer shall not be responsible for any fees (of any type) in excess of a one percent (1%) assumption fee, provided, notwithstanding the foregoing, Buyer shall be responsible for payment or reimbursement of Lender's disbursements and expenditures in connection with such loan assumption. In the event that Buyer has not provided written notice to Seller on or before the expiration date of the Due Diligence Period that the Lender holding the Secured Indebtedness has irrevocably consented to the assumption of the Secured
Indebtedness on terms and conditions acceptable to Buyer, in Buyer's sole discretion, this Agreement shall be deemed to immediately terminate, whereupon Buyer shall be entitled to a return of the Earnest Money; provided, however, that if the failure to obtain Lender's consent is the result of unreasonable delays caused by Lender, Seller shall grant reasonable extensions to the Due Diligence Period for the sole purpose of allowing completion of the loan assumption process. In the event the loan assumption has not been approved in writing on or before November 25, 2002, either Buyer or Seller may thereafter terminate this Agreement, and the Buyer shall be entitled to the return of the Earnest Money.

                                   ARTICLE III
                            SELLER'S REPRESENTATIONS

     3.1 Seller's Representations. Seller hereby represents and warrants to Buyer, its successors and assigns, that:

          A. Violations. To Seller's knowledge after reasonable inquiry and investigation, there are no conditions existing with respect to the Subject Property which violate any law, rule, regulation or ordinance of any governmental authority having jurisdiction over the Subject Property, and Seller has received no notice from any governmental agency regarding and to Seller's knowledge after reasonable inquiry and investigation there is no obligation requiring the correction of any condition with respect to the Subject Property. The Subject Property (and all improvements thereto) was originally constructed in accordance with then-applicable building, zoning and fire codes and regulations; and the Subject Property has been maintained in accordance with and currently complies with applicable building, zoning and fire codes and regulations. Seller has been issued and holds in its possession all necessary permits and certificates of occupancy, which are now and as of the Closing shall be current.

          B. Special Assessments. There are no special or other assessments for public improvements or otherwise currently affecting the Land or Improvements nor has Seller received any notice that there are any pending or threatened special assessments or contemplated improvements which would result in a special assessment affecting the Subject Property.

          C. Ad Valorem Tax. During the last five (5) years, the Subject Property has not been subject to the benefit of any law reducing the ad valorem tax rate based upon any open space or any other special valuation use.

          D. Litigation. There are no legal proceedings of any type or nature (including condemnation) pending or to Seller's knowledge after reasonable inquiry and investigation threatened which (i) would adversely affect any portion of the Subject Property, (ii) would adversely affect the ability of Seller to perform its obligations, or (iii) relate to or arise out of the ownership or operation of the Subject Property which are not fully and adequately defended and covered by insurance.

          E. Adverse Parties. There are no adverse parties in possession of any part of the Subject Property, other than tenants under Tenant Leases.

          F. Foreign Person. Seller is not prohibited from consummating the transactions contemplated hereby and is not a "foreign person" as defined in
Section 1445(f) of the Internal Revenue Code of 1986, as amended.

          G. Title. Seller now has and will have on the Closing good and indefeasible title, right and interest in fee simple in and to all the Land and Improvements constituting the Subject Property and will at Closing have such interests free and clear of all liens, mortgages, easements, leases, tenancies, encumbrances and defects other than liens relating to the Secured Indebtedness.

          H. Right and Power. Seller has full right, power, and authority to execute, deliver, and perform this Agreement without obtaining any consents or approvals from, or the taking of any other actions with respect to, any third parties (or if any such consents, approvals, or other actions are required, the same will be accomplished prior to the Closing), other than the consent of Seller's Board of Directors approving this Agreement, which consent shall be sought on or before October 16, 2002, and this Agreement when executed and delivered by Seller and Buyer, will constitute the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

          I. Liens. There are no liens against the Subject Property which will not be satisfied out of the sales proceeds other than liens relating to the Secured Indebtedness.

          J. Hazardous Waste.

          (i) To Seller's knowledge after reasonable inquiry and investigation, Seller's use and operation of the Subject Property has heretofore been and on the Closing Date shall be in material compliance with all Federal, state and local environmental laws.

          (ii) To Seller's knowledge after reasonable inquiry and investigation, in its operation of its business at the Subject Property, Seller has never sent or arranged for the transportation of hazardous substances or wastes to a site which, pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA") or any similar state law: (a) has been placed or is proposed (by the Environmental Protection Agency or relevant state authority) to be placed on the "National Priorities List" of hazardous waste sites or its state equivalent or on the Environmental Response, Comprehensive and Liability Information System List, or (b) is subject to a pending claim, an administrative order or other request to take "removal" or "remedial" action by any person as those terms are defined under CERCLA.

          (iii)   To   Seller's   knowledge   after   reasonable   inquiry   and
investigation, there are no underground fuel or other storage tanks located on the Land.

          (iv)  Seller  has  not  received  any  notice  of  any   environmental
contaminants on the Land or the Improvements during the period of Seller's ownership of the Subject Property, nor to the best knowledge of Seller are there currently (or have there been at any time) any hazardous substances or hazardous waste (as defined under any applicable federal or state regulations) located on or used in connection with the Subject Property, except nonmaterial amounts of such materials used for cleaning purposes in accordance with applicable regulations.

          K. Service Contracts, Licenses and Leases. All management, service, supply or maintenance agreements or other licenses or leases with respect to the Subject Property are listed on Schedule 3.1K. Except for the Tenant Leases, there are no management, service, supply or maintenance agreements or other licenses or leases with respect to the Subject Property, or any portion thereof, that (i) cannot be cancelled without liability upon thirty (30) days' notice, without cause, or (ii) upon cancellation, would create, give rise to, or form the basis of, a premium, penalty or charge, or (iii) upon cancellation would create or give rise to a lien or other encumbrance on the Subject Property. Seller warrants and represents that it has fully complied with and performed its obligations under all such service agreements, leases and other agreements which relate to the Subject Property.

          L. Personal Property. All the Personal Property included in this sale is owned by Seller free and clear of all liens and encumbrances, and title to such Personal Property shall be transferred at Closing to Buyer by acceptable Bill of Sale. All Personal Property shall be in reasonable working order and condition as of the Closing.

          M. Access. To Seller's knowledge, after reasonable inquiry and investigation, there is no fact or condition existing which could result in the termination of the current access from any portion of the Subject Property to all presently existing roads or thoroughfares adjoining or situated on the Subject Property.

          N. Copies. All information and documents furnished to the Buyer by Seller in relation to the Subject Property and this transaction constitute true, correct, accurate and complete originals or copies thereof without material misstatements or omissions and contain all related amendments, supplements and schedules thereto.

          O. Circumstances. To Seller's knowledge, after reasonable inquiry and investigation, except as otherwise specifically disclosed to Buyer by schedule hereto, there are no events, circumstances, conditions or matters known to Seller which are (or may hereafter be) material and adverse to the Subject Property.

          P. Tenant Leases. A schedule identifying all Tenant Leases and related security deposits (if any) is attached hereto as Schedule 3.1P. With respect to the Tenant Leases, (i) true, correct and complete copies of each of such Tenant Leases have been delivered to Buyer (and all originals thereof have been made available to Buyer for inspection pursuant to Section 2.2C(i)), (ii) no event or circumstance has occurred which (regardless of whether notice is required to be furnished) could result in a breach or default by Seller or the respective tenant under any of such Tenant Leases, (iii) no modification of any of the Tenant Leases has occurred (whether by document, verbal arrangement, course of conduct or otherwise), and (iv) no prepayments of any amounts due by the tenant under any of the Tenant Leases has occurred. Seller represents that Seller has no knowledge, data or information relating to the Tenant Leases which have not otherwise been disclosed in writing to the Buyer; and, Seller has not been informed, in writing or verbally, whether any Tenant intends (and Seller has no reasonable basis to know whether any Tenant intends) to renew or not renew its Tenant Lease upon the scheduled expiration date thereof; provided in no event is Seller making any warranty or guarantee that any of the Tenants will or will not renew their respective Leases at applicable renewal option periods.

          Q. Seller's Performance. As of Closing, Seller shall have duly performed all of the covenants and obligations to be performed by Seller under this Agreement and delivered all documents, instruments and other items required hereunder.

          R. Closing Representations. Seller's representations and warranties contained in this Agreement shall be true and accurate in all material respects as of the date of Closing, with the same force and effect as if made on and as of that date.

          All of the warranties and representations contained herein shall survive the Closing for a period of one (1) year from the date of Closing; provided however, that the representations and warranties set forth at Sections 3.1G (Title) and 3.1H (Power and Right) shall survive the Closing indefinitely.

     3.2 Buyer's Representations. Buyer hereby represents and warrants to Seller that it has full right, power, and authority to execute, deliver, and perform this Agreement without obtaining any consents or approvals from, or the taking of any other actions with respect to, any third parties having an ownership interest in Buyer (or if any such consents, approvals, or other actions are required, the same will be accomplished prior to the Closing), and this Agreement when executed and delivered by Seller and Buyer, will constitute the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

                                   ARTICLE IV
                             PRECLOSING AND CLOSING

     4.1 Operation of Subject Property.

          A. From the Effective Date through Closing, Seller, at no cost or expense to Buyer, will make or cause to be made, all ordinary repairs and replacements reasonably and customarily required with respect to any portion of the Subject Property, and will operate and maintain the Subject Property or cause the same to be operated and maintained in a manner consistent with historical practice.

          B. From the Effective Date through Closing, Seller will not further encumber nor permit any further encumbrances (other than leases to third party tenants) to the Subject Property, including, but not limited to service agreements, without first obtaining the written consent of Buyer (which consent shall not be unreasonably withheld or delayed), and during such period, Seller further agrees not to modify, extend, renew or change any existing encumbrance against the Subject Property prior to the earlier of Closing or the expiration or termination of this Agreement without first obtaining the written consent of Buyer (which consent shall not be unreasonably withheld or delayed).

          C. From the Effective Date through Closing, without the prior written consent of Buyer (which consent shall not be unreasonably withheld) Seller shall not (i) amend or modify any Tenant Lease or any agreement relating to the
Subject Property which will affect the Subject Property following the contemplated Closing, or (ii) enter into any new lease for the Subject Property or any portion thereof which will extend past the Closing (except that Seller shall not be required to obtain the prior written consent of Buyer to enter into any renewal or new Tenant Lease which contains terms, in the reasonable business judgment of Seller, which are equivalent to or better than those of existing Tenant Leases).

     4.2 Risk of Loss. The risk of loss in the event of casualty shall rest exclusively with the Seller until the Closing has occurred. Thereafter, Buyer will assume the full risk of loss. In the event a portion of the Subject Property is damaged or destroyed prior to Closing and the aggregate repair and restoration expenses are reasonably estimated to be less than $50,000, Seller shall repair and restore the damage to Buyer's reasonable satisfaction. In the event the repair or restoration is not completed by Closing, the parties shall establish a reasonably acceptable escrow fund from the sale proceeds to secure completion of such repairs. In the event a portion of the Subject Property is damaged or destroyed and the aggregate repair and restoration expenses are reasonably estimated to exceed $50,000, Buyer may elect to: close the transaction without any reduction in the Purchase Price except for the amount of the insurance deductible (if any), in which event Buyer shall be entitled to the insurance proceeds; or terminate the Agreement, in which event Buyer shall be entitled to return of the Earnest

Money. Buyer's failure to make such election within twenty (20) days after receipt of written notice of such damage from Seller shall be deemed an election to close the transaction.

     4.3 Condemnation. If at any time prior to the Closing, any material portion of the Land or Improvements is threatened with condemnation or legal proceedings commenced under the power of eminent domain, Seller shall promptly give Buyer written notice of such fact, and shall furnish to Buyer copies of all notices received by Seller pertaining thereto. Buyer shall have the right, within five
(5) business days after the receipt of such notice, to terminate this Agreement by written notice to Seller, in which event Buyer shall be entitled to the return of its Earnest Money and neither Seller nor Buyer shall have any further obligations hereunder. If this Agreement is not so terminated, Buyer shall be obligated to proceed with the Closing hereunder and all damages awarded by the Court in connection with such proceedings shall belong to the Buyer. The Purchase Price will not be abated or reduced on account of any such proceedings.

     4.4 Seller's Closing Obligations. At Closing, Seller shall deliver or tender the following items:


          A. Special Warranty Deed (acceptable to the Title Company), in the form of Schedule 4.4A attached hereto;

          B. Tax certificates (as provided in Section 4.10 below);

          C. Seller's Statement and any other statements or documents reasonably requested by Title Company;

          D. Bill of Sale, assigning and conveying to Buyer title to all the Personal Property, free and clear of all liens and encumbrances, other than the Permitted Exceptions, in the form of Schedule 4.4D attached hereto;

          E. Assignment of Service Contracts (if any, as selected by Buyer), Warranties (including roof warranties), Governmental Approvals and Trade Names, in the form of Schedule 4.4E attached hereto;

          F. Assignment of the Seller's rights in the Tenant Leases in the form of Schedule 4.4F attached hereto;

          G. Copies of records and files relating to the operation and maintenance of the Subject Property which have not previously been delivered to Buyer;

          H. If Seller is an entity, a Non-Foreign Affidavit for Entity Transfer in the form of Schedule 4.4H attached hereto;

          I. Keys to all locks and all tenant records (including applications, correspondence and credit reports regarding present tenants, if any); and

          J. Security, advance rental and other deposits actually held by Seller relating to the Subject Property.

          K. Such other documents and agreements as may be reasonably requested to implement the Closing hereunder.

     4.5 Buyer's Closing Obligations. At Closing the Buyer shall deliver or tender the following items:

          A. The cash portion of the Purchase Price plus all charges to be paid by Buyer at Closing less all credits available to Buyer at Closing;

          B. Copies of all loan assumption documents relating to the Secured Indebtedness;

          C. Any  statements  or  documents  required  from  Buyer by the  Title
Company;

          D. Assumption of the Seller's rights in the Tenant Leases, in the form of Schedule 4.4F attached hereto; and

          E. Such other documents and agreements as may be reasonably requested to implement the Closing hereunder.

     4.6 Conditions to Closing.

          A. Buyer's Conditions. All of the obligations of Buyer under this Agreement are in all events further subject to and conditioned upon the fulfillment (unless waived in writing by Buyer) of the following conditions precedent:

               (i) Buyer shall be satisfied in its sole and absolute discretion with the suitability and feasibility of the Subject Property following its due diligence review and have provided the notice to of Buyer's intent to proceed with Closing as set forth under Section 2.2B;

               (ii) Buyer shall have received irrevocable written approval from Lender for the assumption of the Secured Indebtedness on terms mutually agreeable between Buyer and Lender, and the Buyer's assumption of the Secured Indebtedness shall have occurred concurrent with the Closing hereunder;

               (iii) There shall have been no casualty, damage or material adverse effect to the Subject Property, nor shall Seller or Buyer have received notice regarding any pending or contemplated condemnation of any material portion of the Subject Property or impairment of access or use of the Subject Property;

               (iv) The Subject Property is not in violation of any applicable law, ordinance or regulation, nor shall Seller or Buyer have received notice of any such possible violation;

               (v) Seller's representations contained in this Agreement shall be deemed to have been made again at and as of the time of the Closing and shall then be true and accurate;

               (vi) Seller shall have duly performed all of the covenants and obligations to be performed by it under this Agreement and shall have delivered the documents, instruments and other items requested by Buyer under this Agreement;

               (vii) Buyer shall have received a "marked up" Title Commitment dated as of the date of Closing and issued by the Title Company which unconditionally commits the Title Company to issue the owner policy of title insurance described in Section 4.9 hereof; and, Seller shall have effected the cure of all Title Objections presented by Buyer, which cure is acceptable to Buyer in its sole discretion; and, the zoning letters furnished to Buyer shall be reasonably acceptable;

               (viii) The Subject Property shall be conveyed as of the Closing, free and clear of any and all liens and encumbrances, subject to the Permitted Exceptions;

               (ix) Seller shall have furnished to Buyer the Survey in the manner required hereunder; and, Seller shall have effected the cure of all Survey Objections presented by Buyer, which cure is acceptable to Buyer in its sole discretion;

               (x) All leases or other rights of parties in possession (other than the Tenant Leases and other leases approved by Buyer) shall have been terminated prior to Closing;

               (xi) If applicable, Buyer shall be reasonably satisfied with the results of all inspections and treatment for wood-eating or destroying insects or otherwise elected to proceed with Closing, as set forth in
     Section 4.16 hereof;

               (xii) The Closing shall be an insured Closing with the Title Company pursuant to an insured closing letter, on terms deemed reasonable by Buyer; and


          B. Seller's Conditions. All of the obligations of Seller under this Agreement are further subject to and conditioned upon the fulfillment (unless waived in writing by Seller) of the following conditions precedent:

               (i) Buyer's representations contained in this Agreement shall be deemed to have been made again at and as of the time of Closing and shall then be true and accurate;

               (ii) Buyer shall have duly performed all of the covenants and obligations to be performed by it under this Agreement and shall have delivered all of the documents, instruments and other items required to be delivered by it under this Agreement; and

               (iii) Seller shall have received all consents and approvals necessary for the performance of Seller's obligations under this Agreement.

          C. Effect of Closing. If for any reason any one or more of the conditions precedent described in Sections 4.6A and 4.6B shall not have been fulfilled prior to or at the Closing, the party whose condition was not fulfilled, as such party's sole and exclusive remedies, (i) shall have the right to terminate this Agreement, or (ii) in the event Buyer is such party, Buyer shall have the right to close this transaction with Buyer thereby waiving any such unfulfilled condition.

     4.7 Additional Instruments. In addition to the instruments and actions enumerated above, both Seller and Buyer shall additionally furnish or provide to each other and to the Title Company any other instruments mentioned in this Agreement, and any other ancillary instruments which are reasonably required by the Title Company to properly consummate the transaction or which are customarily executed in the county where the Subject Property is situated to effectuate the conveyance of property similar to the Subject Property.

     4.8 Special Warranty of Title. Seller shall convey good and indefeasible fee simple title to the Subject Property to Buyer by Seller's delivery to Buyer of a Special Warranty Deed which deed shall be in form acceptable to the title insurance company, fully executed and acknowledged by Seller, subject to no assessments, liens, indebtedness, restrictions, easements, right-of-way, mineral reservations or royalties, encumbrances, or other exceptions to good and indefeasible title except the Permitted Exceptions.

     4.9 Title Insurance. Seller shall cause to be issued to Buyer, as the named insured, an Owner Policy of Title Insurance (the "Title Policy") in the full amount of the purchase price for the Subject Property insuring that Buyer has good and indefeasible title to the Subject Property subject only to Permitted Exceptions. All standard printed exceptions shall be deleted.

     4.10 Taxes. At Closing, Title Company shall furnish to Buyer, at Seller's expense, tax certificates from an ad valorem tax service company evidencing the payment of all taxes applicable to the Subject Property through the calendar year immediately preceding the calendar year during which the Closing occurs. As to taxes for the calendar year in which the sale contemplated hereby is closed, the parties agree as follows:

          A. To the extent any special assessments exist in relation to the Subject Property as of the date of Closing, such special assessments amounts shall be deducted from the Purchase Price cash proceeds due Seller and paid to the title Company to be held in escrow and paid to the appropriate taxing authority when and as due.

          B. Other real estate taxes shall be prorated as of the date of Closing in the customary manner in Douglas County, Nebraska.

     4.11 Income and Expense Proration. All rents, and prepaid expenses of utility charges, insurance premiums on assigned policies (if any), and other income or expense items relating to the Subject Property shall be prorated as of the Closing Date. Such proration shall be implemented as hereinafter provided. At Closing, all rents and real estate taxes shall be prorated. The parties shall thereafter implement a post-Closing adjustment on the date which is sixty (60) days after Closing in order to prorate all accounts payable, utility charges and other expense items relating to the Subject Property wherein (i) Buyer shall reimburse Seller for the pro rata portion of such expenses paid by Seller which are attributable to periods from and after Closing; and (ii) Seller shall reimburse Buyer for the pro rata portion of such expenses paid by Buyer which are attributable to periods prior to Closing. Only prepaid expenses which are reasonable, of value to Buyer, and pertinent to services rendered at the Subject Property, will be prorated. Prepaid expenses shall not include on site inventory of supplies, equipment, furniture, licenses or permits or other Personal Property transferred with the Subject Property. Buyer shall pay to Seller the amount of any assigned security deposits retained by Buyer, at its option, with any utility companies. If final readings and billings cannot be obtained as of the date of Closing, the final bills when received shall be prorated based upon the number of days Seller owned the Subject Property in such final billing period. The proration of rent shall be based on actual rent collected. In the event there are rents due but unpaid, and same shall be collected after Closing by Buyer, that portion of the rent paid for periods prior to Closing shall be delivered by Buyer to Seller; provided, however, Buyer shall have no obligation to attempt to collect any such unpaid rents, and provided further, however, that any rents received following Closing shall be presumed to be for periods arising after Closing, unless otherwise specified by the Tenant in writing. All security deposits (and any interest payable thereon) relating to the Tenant Leases shall be transferred to Buyer as a part of the Purchase Price and shall not be subject to any proration or additional payment by Buyer.

     4.12 Closing Costs. All costs relating to the Closing of this transaction (the "Closing Costs") shall be borne by the parties as follows:

          A. Seller. All premiums for the Title Policy (attributable to a standard owner's and mortgagee's title policy, excluding deletion of survey exceptions) and addition of zoning endorsements or zoning letters from local governments in a form and content acceptable to Buyer, one half (1/2) of recording fees (excluding fees relating to recording of documents in relation to assumption of the Secured Indebtedness), all documentary stamp fees for the recording of any documents (including recording of the Deed or any lien release or assignment documents), all costs of obtaining tax information and copies of title documents, Seller's attorneys' fees and one half (1/2) of any escrow fees and such other expenses customarily borne by a seller in Douglas County, Nebraska.

          B. Buyer. Endorsements to the Title Policy as Buyer may deem appropriate, one half (1/2) of recording fees, all costs of Buyer's due diligence investigation (including architects, consulting engineers, investment bankers, real estate advisors, consulting accountants and other professional fees), all costs associated with any financing or assumption of the Secured Indebtedness (provided such loan assumption fees shall not exceed 1.0% of the loan assumed), Buyer's attorneys' fees and one half (1/2) of any escrow fees.

     4.13 Possession. At Closing, Buyer shall be placed in possession of the Subject Property free and clear of any rights of Seller or any third party (other than written Tenant Leases and other lessees approved by Buyer) except as set forth in the Permitted Exceptions.

     4.14 Assumption of Operating Agreements. At Closing, Buyer shall assume the service, supply and maintenance agreements relating to the Subject Property selected by Buyer, if any, and designated by Buyer to Seller in a written document furnished during the Due Diligence Period. Seller shall remain responsible for, and shall indemnify, defend and hold harmless Buyer from and against any liability, loss, damage or expense relating to or arising out of action or inaction by Seller prior to Closing under any of the assumed agreements.

     4.15 Remedies.

          A. Seller's Default. Upon Seller's failure to close this transaction for any reason other than Buyer's default, Buyer, as Buyer's sole and exclusive remedies, may (i) terminate this Agreement and the Earnest Money shall be returned to Buyer, or (ii) exercise the right to enforce specific performance to require Seller to convey the Subject Property under this Agreement (in which event Seller shall convey title to the Subject Property in accordance with this Agreement as nearly as practicable; and in the event such condition of title is unacceptable to Buyer in its sole discretion, Buyer may thereupon terminate this Agreement and the Earnest Money shall be returned to Buyer).

          B. Buyer's Default. If Buyer wrongfully fails or refuses to consummate the purchase of the Subject Property pursuant to this Agreement for any reason other than termination of this Agreement by Buyer or Seller pursuant to a right to terminate set forth in this Agreement or Seller's failure to perform Seller's obligation under this Agreement, or failure of any condition precedent, then Seller, as Seller's sole and exclusive remedy, shall have the right to terminate this Agreement by giving written notice thereof to Buyer prior to or within five
(5) business days of the scheduled Closing Date, whereupon neither party hereto shall have any further rights or obligations hereunder, except Seller shall retain the Earnest Money and the Title Company shall deliver the Earnest Money to Seller as liquidated damages in complete satisfaction of all liability of Buyer hereunder. It is agreed that the Earnest Money to which Seller is entitled hereunder is a reasonable estimate of just compensation for the harm that would be caused by Buyer's breach and that the harm that would be caused by such breach is one that is incapable or very difficult of accurate estimation, and that the payment of the Earnest Money upon such breach shall constitute full satisfaction of Buyer's obligations hereunder.

     4.16 Wood-Destroying Insects. If Buyer so elects during the Due Diligence Period, Buyer may (at its cost) obtain an inspection and report ascertaining whether the Subject Property is free from infestation of wood-eating or destroying insects, including without limitation termites. If any infestation is identified at the Subject Property, Seller shall treat all buildings and structures at the Subject Property to the satisfaction of Buyer at a cost not to exceed $2,500 for total of treatment and/or repairs. If the cost estimate exceeds $2,500, Buyer shall have the option in its sole discretion to either (i) receive a $2,500 credit to the Purchase Price and proceed to close, or (ii) cancel this Agreement and receive a full refund of the Earnest Money.

     4.17 Reimbursement of Expenses. In the event Seller has not provided its written confirmation that Seller's Board of Directors has unconditionally approved the terms of this Agreement and authorized the transaction hereunder, on or before October 16, 2002, Buyer shall have the right to terminate this Agreement and thereupon to receive reimbursement of Buyer's out-of-pocket expenses, actually incurred, in connection herewith, including without limitation loan application fees, survey and phase I expenses and legal fees; provided however, that the maximum amount of reimbursed fees due Buyer under this Section shall be the aggregate sum of $20,000. Payment of such reimbursable items shall be made from Seller to Buyer within three (3) days following Buyer's documentation of the same.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

     5.1 Mutual Indemnification.

          A. Seller shall indemnify, defend and hold Buyer, its officers, directors, members and agents, harmless from and against all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and disbursements) arising from or relating to (i) any breach of Seller's representations, obligations or performance under this Agreement; and
(ii) any claim made by a third party relating to or arising out of Seller's ownership, operation, maintenance or repair of the Subject Property or the condition, operation or use of the Subject Property at any time prior to Closing.

          B. Buyer shall indemnify, defend and hold Seller, its employees and agents, harmless from and against all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and disbursements) arising from or relating to (i) any breach of Buyer's representations, obligations or performance under this Agreement; and (ii) any claim made by a third party relating to or arising out of Buyer's ownership, operation, maintenance or repair of the Subject Property or the condition or use of the Subject Property at any time after Closing.

          C. In order to make a claim hereunder, the indemnified party shall notify the other party in writing, and shall include sufficient documentation relating to such claim to provide the indemnifying party with a reasonable explanation of the claim. As to third-party claims, the indemnifying party shall have the right to contest and defend, with the counsel of its choice, any and all such claims by such third party and shall have no obligation to pay the indemnified party (except that costs of defense of the claim shall be paid by the indemnifying party when and as incurred) unless and until there has been a final adjudication of indemnified party's obligation to pay such third party. However, if the indemnifying party fails for any reason to defend the action, the indemnified party shall be entitled to control such defense and the indemnifying party shall promptly reimburse all attorneys' fees and other defense costs when and as incurred. In no event shall any claim be settled or resolved without approval of the indemnified party (which approval of the indemnified party shall not be unreasonably withheld). However, any settlements which require the indemnified party to either take action or refrain from taking action other than the payment of money shall be subject to the approval of the indemnified party in its absolute good faith discretion.

     5.2 Environmental Indemnity. Seller shall indemnify, defend and save and hold harmless Buyer, its directors, officers, shareholders, managers, members and agents, from and against any and all losses, liabilities, damages, costs and expenses (including, but not limited to, loss of property value, or defects in title to the Subject Property, and the reasonable fees and disbursements of the Buyer's legal counsel) suffered or incurred by the Buyer, its directors, officers, shareholders, managers, members or agents, as a result of or in connection with, directly or indirectly: (i) the occurrence of any environmental activity or any failure of Seller or any of its agents, employees or invitees to comply with all applicable environmental requirements, regulations or ordinances relating to the Subject Property or the use of the Subject Property prior to the Closing Date; (ii) any investigation, inquiry, order, hearing, action or other proceeding by or before any governmental agency which has resulted or is alleged to have resulted directly or indirectly from any environmental activity relating to the Subject Property or the use of the Subject Property prior to the Closing Date; (iii) any failure of any representation or warranty of Seller set forth in
Section 3.1J above to be correct in all respects as of the date hereof; or (iv) any claim, demand or cause of action, or any action or other proceeding, whether meritorious or not brought or asserted against Buyer, its directors, officers, shareholders, managers, members or agents which directly or indirectly relates to, arises from or is based on any of the matters described in clauses (i) through (iii) of this Section 5.2 or any allegation of any such matters.

     5.3 Confidentiality. This Agreement, the negotiations of the parties, the data and information furnished by either party to the other, and the terms hereof shall remain confidential and shall not be disclosed by either party without the express prior written consent of the other party hereto. The provisions of this section, however, shall not apply to any disclosures or statements required to be made by law or regulation of any federal, state or local government agency. In addition, Seller shall not provide any information about the Subject Property, with the intent or for the purpose of selling or soliciting any offer for the purchase of the Subject Property, or any portion thereof, or discuss with any other potential purchaser the possible sale of the Subject Property, or sell or agree to sell or otherwise dispose of any interest in the Subject Property; provided however, Seller may advise any potential purchaser of the Subject Property (or any portion thereof) with whom Seller has negotiated prior to the date of this Agreement for the purchase of the Subject Property (or any portion thereof) that a Purchase Agreement for the sale of the Subject Property is pending.

     5.4 Assignment. The rights and interest of Buyer under this Agreement may be assigned by Buyer without the written consent of Seller, provided that Buyer's assignee assumes all of the obligations of Buyer under this Agreement, and provided further that such assignee is an entity, the controlling interest of which is held by the holders of the controlling interest of Buyer. In the event of an assignment, the assignee(s) shall assume all obligations of this
Agreement and confirm all its representations and warranties and SGD Investments, Inc., as Buyer, shall have no further obligation or liability hereunder.

     5.5 Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of Nebraska and all obligations of the parties are performable in Douglas County, Nebraska. The exclusive venue for any disputes hereunder shall be Douglas County, Nebraska.

     5.6 Parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns where permitted by this Agreement.

     5.7 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to this matter. Each party acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding upon the parties. Any change hereto shall be effective only if in writing and duly executed by the respective parties.

     5.8 Attorneys' Fees. In the event of any litigation in relation to this Agreement, the prevailing party, in addition to all other sums that the other party may be required to pay, shall recover a reasonable sum for the prevailing party's attorney's fees and costs.

     5.9 Time. Time is of the essence of this Agreement.

     5.10 Brokers. Grubb & Ellis Pacific Realty has acted as broker on behalf of Seller, and Seller shall be solely responsible for and pay all real estate commissions due such broker, which shall not exceed one and one-half percent (1.5%) of the Purchase Price. The real estate commission and fees shall be payable at Closing, but contingent upon this transaction being closed. Seller hereby agrees to defend, indemnify and hold harmless Buyer from and against any claims by third parties with whom Seller worked for brokerage commissions, finders' or other fees relative to this Agreement or the sale of the Subject Property and any court costs, attorneys' fees or other costs or expenses arising therefrom and alleged to be due by authorization of the Seller. Buyer hereby agrees to defend, indemnify and hold Seller harmless from and against any claims by third parties with whom Buyer worked for brokerage commissions, finders' or other fees relative to this Agreement or the sale of the Subject Property and any court costs, attorneys' fees or other costs or expenses arising therefrom and alleged to be due by authorization of the Buyer.

     5.11 No Merger. The provisions of this Agreement containing agreements between the parties relating to actions occurring after Closing shall not be merged into the instruments of Closing but shall expressly survive and be enforceable according to their terms.

     5.12 Notices. Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and unless personal delivery is effected, shall be deemed delivered upon (i) deposit in the United States Mail, postage prepaid, registered or certified mail, return receipt requested or Express Mail, or (ii) delivery prepaid to Federal Express or other overnight delivery service for next-day delivery, addressed to the parties at the respective addresses set forth below or at such other addresses as may be later specified by written notice delivered in accordance herewith, or
(iii) facsimile addressed to the party at the facsimile number set forth below and mailing in the manner set forth in (i) above.

  SELLER:                        With Copies To:

  ACI FINANCING, L.L.C.          ROBERT B. THOMSON
  104 Armour Road                4324 Belleview, Suite 201
  North Kansas City, MO  64166   Kansas City, MO  64111
  Attn: Danley Sheldon           Fax:  (816) 531-6828
  Fax:  (816) 221-1829

  BUYER:                         With Copies To:

  SGD INVESTMENTS, INC.          MCGILL, GOTSDINER, WORKMAN & LEPP, P.C., L.L.O.
  6336 Pershing Drive            11404 West Dodge Road, # 500
  Omaha, NE  68110-1122          Omaha, NE  68154-2584
  Attn:  Jerry G. Banks          Attn:  Gary M. Gotsdiner, Esq.
  Fax:  (402) 457-8579           Fax:  (402) 492-9222

     5.13 Holidays. If any date for the performance of any matter set forth in this Agreement falls on a Saturday, Sunday or legal holiday, then that date shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

     5.14 Section Headings. The headings assigned to various portions of this Agreement are for convenience only and shall not alter the substance of this Agreement.

     5.15 Counterparts. This Agreement may be executed in any number of counterparts and each shall be deemed to constitute an original for all purposes.

     5.16 Interpretation. Buyer and Seller hereby acknowledge that each has been represented by legal counsel in the negotiation, execution and implementation hereof; and accordingly the terms or provisions hereof shall be interpreted and construed in a commercially reasonable manner and not against the interests of the drafter of this Agreement.

     5.17 Best Knowledge of Seller. Reference in this Agreement, or the schedules hereto, to Seller's "best knowledge" shall refer to (a) such facts of which Seller (its officers, directors and primary operators) has actual knowledge after reasonable inquiry and investigation, and (b) such facts of which Seller has theretofore received written notice or correspondence.

     5.18 Facsimile Signatures and Initials. Facsimile signatures and initials on this Agreement and Schedules shall be binding and enforceable.

     5.19 Interest Earned on Earnest Money. In the event the Earnest Money shall for any reason be refunded to Buyer, or if provided hereunder, delivered to Seller in connection with a termination of this Agreement, Buyer shall in all events be entitled to all interest and other amounts earned thereon.

     5.20 Amendment. This Agreement may be amended or modified only by written document executed by Buyer (or its permitted assignee) and Seller; and, Escrow Agent need not sign any such amendment in order for it to be effective.

     5.21 Pending Litigation. It is specifically agreed that Seller shall in all events remain liable for any liability relating to or arising out of claims and litigation pending as of the Closing Date (if any) regardless of when such liability shall arise, which liability shall include without limitation, liability for insurance deductibles and uninsured losses.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


SELLER:

ACI FINANCING, L.L.C.



By:      /s/ Danley K. Sheldon

Name:    Danley K. Sheldon

Title:   CEO

Date:    10/14/02




BUYER:

SGD INVESTMENT, INC., a Nebraska corporation


By:      /s/ Jerry G. Banks

Name:    Jerry G. Banks

Title:   Secretary

Date:    10/15/02

                            Effective Date Acceptance
                              By the Title Company

     The Effective Date of this Agreement as defined in Section 1.2D is October 16, 2002. The Title Company hereby acknowledges receipt of a fully executed copy of the foregoing Purchase Agreement and the Earnest Money referred to in Section 1.2B and agrees to accept, hold, and return the Earnest Money and disburse any funds received hereunder in accordance with the provisions of this Agreement and specifically with respect to Section 4.15 herein.


                            ASSURED QUALITY TITLE CO.


By:      /s/ Roger A. Dains

Name:    Roger A. Dains

Title:   Vice President

Date:    10/16/02